KEEPSMART.COM
                         WEB HOSTING SERVICES AGREEMENT

      This is an agreement ("Agreement"), entered into this 29th day of March, 2000 ("Effective Date") between The MNI Group Inc./Women's Health Network ("CLIENT"), 10 West Forest Avenue, Englewood, NJ 07631 and KEEPSMART.COM ("KEEPSMART"), 12 Skyline Drive, Hawthorne, N.Y. 10532 (collectively, the "Parties").

1.    DEFINITIONS

"Hosting Services" - The means to transfer information to and from the Internet and support, operate, and monitor of such means.

"Internet" - The global information network addressable through the unique address space provided by the Internet Protocol (IP) that allows communications and information exchange via the Transmission Control Protocol/Internet Protocol (TCP/IP).

"Professional Services" - Consulting, designing, programming, writing, creating content, and other services excluding Hosting Services.

2. STATEMENT OF SERVICES. KEEPSMART hereby agrees to provide, operate and/or maintain Hosting Services ("Services") for Client according to the Statement of Work Exhibit ("Exhibit") attached to this Agreement, which Exhibit is incorporated by reference as part of this Agreement. This Agreement applies only to KEEPSMART's Services provided to Client and is supplementary to a general Professional Services Agreement (PSA), if any exists, between KEEPSMART and Client. If the provisions of this Agreement conflict with those of the PSA, the provisions of the PSA shall govern. As needed, this Agreement may be modified, and/or other Services may be added, at any time with the written consent of both Parties by attaching an Exhibit signed by both Parties.

2.1 CATASTROPHIC FAILURE. KEEPSMART will make a good faith effort to reestablish access to the CLIENT site in the event of a catastrophic failure. Processes to inhibit the impact of such a failure include: daily backups that are stored housed off-site and available off-site facilities for backup or supplementary hosting.

3. ACCEPTABLE USE POLICY. Client agrees to abide by the "KEEPSMART Acceptable Use Policy", which is made available to all KEEPSMART customers and which KEEPSMART may modify and update from time to time. Client will be notified in writing in the event the policy has been updated. Generally, this policy includes provisions that KEEPSMART's Services shall not be used: 1) for any unlawful purposes, and shall not be used to transmit, re-transmit or store material in violation of any local, state, or federal laws and regulations, and
2) in a manner which is threatening, obscene, indecent or defamatory, and 3) in any way that may seriously deteriorate the level of service KEEPSMART is able to provide to its other Clients. Unacceptable actions also include, without limitation, sending large volumes of unsolicited bulk e-mail, attempting to circumvent security features in place on KEEPSMART's or other party's systems, or violating the acceptable use policies of other networks to which Client's Services provide access. KEEPSMART reserves the right to immediately suspend Client's Services without notice if Client violates the acceptable use policy.

4. MAINTENANCE. KEEPSMART reserves the right to perform maintenance periodically on its equipment which may require interrupting Services from the Internet. KEEPSMART will make a good-faith effort to minimize the impact of such maintenance and perform the work during off-peak hours. However, KEEPSMART may perform emergency maintenance as needed to preserve and restore the overall integrity of Services provided.

5. PAYMENT. Unless otherwise stated in an Exhibit attached to this Agreement, the following payment terms shall be agreed to and used: KEEPSMART shall submit monthly itemized invoices, and shall expect prompt payment due within sixty (60) days from the date of the invoice. A late charge of 1.5% will be assessed on any payment later than (60) days. Once charges are more than (90) days past due, a payment default and suspension notice will be sent explaining KeepSmart's intent to suspend services unless the required payment is received within 2 weeks.

6. TERMINATION. This Agreement shall continue for an initial term as stated on the Exhibit, or one (1) year otherwise, and shall automatically renew for successive ninety (90) day terms until terminated as set forth herein, unless otherwise specified in the Exhibit. KEEPSMART may immediately terminate this Agreement upon default of Client's payment due or other breach of an obligation under this Agreement. Either party may terminate renewal of this Agreement by giving at least thirty (30) days written notice to the other party prior to the end of the current term without obligation or liability. If Client terminates this Agreement other than as set forth above, the following shall apply: a) Client shall be charged the list price of any non-standard software included as specified on an Exhibit, and either b) if terminated in the first sixty (60) days of the initial term, Client shall pay setup fees plus a prorated daily fee

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for the number of days services were provided up to and including the day
KEEPSMART received notification, or c) if terminated anytime after the first sixty (60) of the initial term, Client forfeits remainder of the then current term of the Agreement. In the event KEEPSMART.COM terminates contract without cause ("cause" is outlined in section 3 of this Agreement), KEEPSMART.COM will refund to Client a prorated daily fee for the number of days service remaining as per the attached "Statement of Work."

7. INTELLECTUAL PROPERTY RIGHTS. Nothing in this Agreement shall be construed to give Client or KEEPSMART rights or license to the intellectual property of the other party. Client warrants and represents that it has reproduction rights, including copyrights or licenses, to all material that Client makes available to the Internet through the use of the Hosting Services provided by KEEPSMART. KeepSmart reserves the right to immediately suspend any Hosting Services that KEEPSMART reasonably believes are being used to violate any intellectual property rights.

8. INDEMNIFICATION. Client is responsible for insuring the accuracy of, and right to use or license to, the information, claims, and statements contained in any material made available on the Internet, and assumes all liability arising therefrom. Client agrees that all information provided to KEEPSMART to be posted on web site is considered Public Knowledge. Any sensitive (non-public) information must be accompanied by a written document detailing the nature of the information, the purpose for sharing the information with KEEPSMART and the task objectives related to this information. Client represents to KEEPSMART that in connection with its use of services provided under this Agreement, Client, its employees and agents will comply with all applicable acceptable use policies, and federal, state and local laws, codes, rules and regulations. Client will indemnify, defend and hold harmless KEEPSMART, its directors, officers, employees and agents from and against any loss, liability, claims, damages, expenses and fees (including reasonable attorneys' fees) that may be sustained by reason of any claims made by a third party against KEEPSMART resulting from the material Client makes available to the Internet, except for loss, liability, claims, damages, expenses and fees arising out of KEEPSMART.COM's gross negligence or willful misconduct.

KEEPSMART represents to Client that in connection with the provision of services under this Agreement, KEEPSMART, its employees and agents will comply with all applicable federal, state and local laws, codes, rules and regulations. KEEPSMART further represents that KEEPSMART and its employees have and shall maintain applicable permits and licenses necessary to provide such services to Client. KEEPSMART will indemnify, defend and hold harmless Client, its directors, officers, employees and agents from and against any loss, liability, claims, damages, expenses and fees (including reasonable attorneys' fees) that may be sustained by reasons of KEEPSMART's or its employees' a) failure to comply with such laws, codes, rules, regulations, or b) failure to obtain and maintain such permits and licenses.

The above indemnification obligations shall survive the expiration or termination of this Agreement.

9. NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. KEEPSMART provides these services as is without warranty of any kind other than that set forth expressly within this agreement.

10. LIMITATION OF LIABILITY. KEEPSMART will not be liable for any indirect, incidental, special, or consequential damages, or for any loss of profits resulting from the use of KEEPSMART's services and products by client or any third parties. This includes: 1) the use or inability to use Client's Hosting Services; or 2) loss of data resulting from delays or errors in operation or transmission, service interruptions, mistakes, omissions, deletions of files, errors, defects, or any failure of performance whether or not caused by events beyond KEEPSMART's reasonable control, including but not limited to acts of God, communications line failure, theft, destruction, or unauthorized access to KEEPSMART's records, programs, or services; or 3) that result from other matters arising under this Agreement.

11.   GENERAL PROVISIONS.

11.1 The parties acknowledge that this Agreement, including the attached exhibits, expresses their entire understanding and agreement, and that there have been no other warranties, representations, covenants or understandings made by either party to the other, whether written or oral, except such as are expressly set forth in this Agreement. The parties further acknowledge that if the terms contained within the body of this Agreement conflict with the terms contained in any signed attached Exhibit, the terms of the Exhibit shall control.

11.2 All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the day it is postmarked to that party by U.S. Mail, or by any commercial courier,

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to the respective parties at the following addresses:

      The MNI Group Inc./Women's Health Network
      10 West Forest Avenue
      Englewood, NJ 07631
      Fax: 201-569-3224

      KEEPSMART.COM
      12 Skyline Drive
      Hawthorne, N.Y. 10532
      Fax:  914-345-2603

11.3 Both parties agree to comply with all applicable federal, state, and local laws and regulations in performing their activities under this Agreement.

11.4 If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms.

11.5 No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided in this Agreement, shall operate as a waiver of any such right, power or remedy, or excuse any similar subsequent failure to perform any term or condition by the other party.

11.6  This Agreement shall be governed by the laws of the State of New
York.

11.7 This Agreement may be executed in multiple counterparts, any one of which will be deemed an original, but all of which shall constitute one and the same instrument.

11.8 Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

11.9 KEEPSMART reserves the right to list Client's names on a general promotional listing of all KEEPSMART clients.

11.10 Either party may transfer or assign this Agreement only in connection with its merger with, or the sale of all or substantially all of its assets to, another third party.

We have carefully reviewed this Agreement and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

KEEPSMART.COM                          The MNI Group Inc./Women's Health Network

-----------------------------          ------------------------------
Signature                              Signature

-----------------------------          ------------------------------
Name                                   Name

-----------------------------          ------------------------------
Title                                  Title

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                                  KEEPSMART.COM
                            STATEMENT OF WORK EXHIBIT

1     PROJECT NAME

This project is called the "2000 - 2001 Women's Health Network Web Hosting Program." KEEPSMART.COM will host the following site for a period of 12 months beginning May 1, 2000:

                           WWW.WOMENSHEALTHNETWORK.COM

2     PROJECT MANAGERS
      2.1  KEEPSMART PROJECT MANAGER
           The following individual will serve, at least initially, as KEEPSMART's project manager for this project.

           Name:                Beth Gaffney
           Title:               Project Manager
           E-mail:              bethgaffney@nlps.com
           Phone:               914-345-2620 x627
           Fax:                 914-345-2603
           Postal Address:      12 Skyline Drive, Hawthorne, NY 10532

      2.2  CLIENT PROJECT MANAGER
           The following individual will serve, at least initially, as the Client's project manager for this project.

           Name:                Myra Gans
           Title:               Vice President
           E-mail:              ____________
           Phone:               201-569-1188
           Fax:                 201-569-3224

           Postal Address:      10 West Forest Avenue, Englewood, NJ 07631

3.    SCHEDULE
      The project will be completed according to the following schedule:

      Web Site Hosting - KEEPSMART will host the Client's Web site for a period of 12 months beginning May 1, 2000.

4.    DESCRIPTION
      Web Site Hosting
      KEEPSMART will host the Client's Web Site for a period of 12 months beginning May 1, 2000.
      o 10 Gigabytes of monthly transfer (additional space available in 1 gigabyte blocks @ $100 per gigabyte block)
      o     100 Megabytes of disk space
      o     Daily tape backup
      o     Traffic logs
      o     Domain name registration (if appropriate) and routing

5.    BILLING AND PAYMENT TERMS
      ITEM                                UNIT COST            COST
      Server Setup                        $3,500              GRATIS
      Web site hosting (includes
      e-commerce support)                 $450 per month      $5,400
      Less "One Year Contract Discount"   15%                 - $810

      COST FOR INDIVIDUAL SITE HOSTING (12 MONTHS)            $4,590

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      PAYMENT SCHEDULE         TOTAL DUE UPON INITIATION OF PROJECT
                               (In order to qualify for "One Year
                               Contract Discount")


BY SIGNING BELOW, BOTH PARTIES AGREE TO BE BOUND BY THE PROVISIONS OF THIS EXHIBIT, WHICH IS HEREBY MADE A PART OF THE STATEMENT OF WORK BETWEEN THE PARTIES.

KEEPSMART  KEEPSMART.COM, Inc.          Client     The MNI Group Inc./
                                                   Womens Health Network

Signature: /s/ JOSEPH FISH                         Signature: /s/ ARNOLD GANS
           --------------------------              ---------------------------
Name:      Joseph Fish                  Name:      Arnold Gans
Title:     Chief Technology Officer,    Title:     President
           KEEPSMART.COM

Date:                                   Date:
           --------------------------              ---------------------------

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